UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Section 3.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

On March 28, 2024, OneMedNet Corporation (the “Company”) entered into a definitive securities purchase agreement (the “Securities Purchase Agreement”) with Helena Global Investment Opportunities 1 Ltd. (the “Investor”), an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor providing for up to USD$4.54 million in funding through a private placement for the issuance of senior secured convertible notes (the “Notes”).

The Notes, Warrants and Funding Tranches. In connection with the issuance of the Notes, the Company will issue to the Investor common stock purchase warrants (the “Warrants”) across multiple tranches (the “Tranches”) consisting of an initial tranche (the “Initial Tranche”) of (i) an aggregate principal amount $2,000,000.00 and including an original issue discount (“OID”) of up to an aggregate of $300,000.00 plus Warrants to purchase a number of shares of Common Stock equal to the applicable Warrant Share Amounts (defined below). The second tranche (the “Second Tranche”) consists of an aggregate principal amount of Notes of up to $350,000.00 and including an OID of up to $52,500.00 and Warrants to purchase a number of shares of Common Stock equal to the applicable Warrant Share Amounts with respect to such Tranche. The Securities Purchase Agreement contemplates three subsequent Tranches each of which shall be in an aggregate principal amount of Notes of up to $1,000,000 each and each including an OID of 15.0% of the applicable principal amount, and Warrants to purchase a number of shares of Common Stock equal to the applicable Warrant Share Amounts with respect to such Tranches.

The purchase price of a Note and its accompanying Warrant shall be computed by subtracting the portion of the OID represented by that such Note from the portion of the principal amount represented by such Note (a “Purchase Price”).

The Securities Purchase Agreement defines Warrant Share Amounts means in respect of any Warrant issued in a Closing the initial amount of shares of Common Stock (the “Warrant Shares”) for which such Warrant may be exercised and which shall be equal to the applicable principal amount of the Note issued to the Investor in such closing multiplied by 50% and divided by the 95% of lowest VWAP over the ten Trading Day period immediately preceding the applicable Closing Date.

The Escrow Agreement. In connection with the closings of each Tranche, a portion of the proceeds will be held in escrow (the “Escrow”) pursuant to an executed Escrow Agreement dated as of March 28, 2024 in accordance with the following: (i) $1,350,000.00 of the net proceeds of the Initial Tranche will be paid into the Escrow Account for distribution in accordance with the release of proceeds conditions (the “Release Conditions” discussed below), with the balance of the net proceeds paid to the Company less initial closing expenses relating to such Initial Tranche; (ii) 100% of the net proceeds of the Third Tranche shall be paid into the Escrow Account for distribution in accordance with the Release Conditions; and (iii) 75% of the net proceeds of the Third Tranche shall be paid into the Escrow Account for distribution in accordance with the Release Conditions with the balance of the net proceeds of the Third Tranche being paid to the Company less initial closing expenses relating to such Third Tranche.

Release Conditions. The Securities Purchase Agreement provides that the amounts in Escrow (the “Escrowed Proceeds”) related to the Initial Tranche, Second Tranche and Third Tranche are governed by the following terms:

a)	The Escrowed Proceeds will be released to the Investor for payment amounts owing in respect of the Notes, if the closing price of the Common Stock shall have been less than the then Floor Price (as defined in the Notes) for a period of 10-consecutive trading days, or an event of default shall have occurred;

b)	The Escrowed Proceeds will be released to the Company if the aggregate outstanding amount is equal to zero;

c)	If on the date that is 20 trading days following the closing of the Initial Tranche, the aggregate outstanding amount is more than zero but less than $1,700,000.00, then the Escrowed Proceeds will be released to the Company in an amount equal to the difference between $1,700,000.00 and the aggregate outstanding amount; and

d)	If on the date that is 40 trading days following the Closing Date of the Initial Tranche and every 20 trading days thereafter, the aggregate outstanding amount is more than zero but less than $1,700,000.00 minus the amount of any prior disbursement from the Escrow Account pursuant to this provision (d) or provision (c) above (the “Adjusted Escrow Reference Amount”), then the Escrowed Proceeds will be released to the Company an amount equal to the difference between the Adjusted Escrow Reference Amount and such aggregate outstanding amount.

Registration Rights Agreement. In connection with the Securities Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement, dated as of March 28, 2024 (the “RRA”), providing for the registration of the Note shares (the “Note Conversion Shares”) and the Warrant Shares (the “Registerable Securities”). The Company has agreed to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) promptly, and in any event within 30 days of the closing of the private placement.

The Company has granted the Investor customary indemnification rights in connection with the Registration Rights Agreement. The Investors have also granted the Company customary indemnification rights in connection with the Registration Statement.

The securities to be issued pursuant to the Securities Purchase Agreement was made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as promulgated by the Securities and Exchange Commission under the Securities Act.

The foregoing description of the Securities Purchase Agreement, the Notes, the Warrants, the Warrant Shares and the Note Conversion Shares does not purport to be complete and is qualified in its entirety by the full text of the Securities Purchase Agreement, the Registration Rights Agreement and the Subscription Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officer

On March 27, 2024, Paul J. Casey, Chief, Chief Executive Officer of the Company, notified the Company of his intention to retire as Chief Executive Officer of the Company effective March 29, 2024. Mr. Casey will continue to serve as a member of the Board of Directors (the “Board”) of the Company. In connection with Mr. Casey’s service on the Advisory Board of the Company, the Board approved a Stock Option Grant (the “Option Grant”) providing for the grant of 147,000 five-year options exercisable at $1.00 per share adviser to Mr. Casey.

Departure of Director

Also on March 27, 2024, Scott Holbrook, a member of the Board of the Company and a member of the Company’s Audit Committee, notified the Company of his intention to retire from the Company’s Board effective March 29, 2024. Mr. Holbrook’s notice of retirement did not advise the Company of any disagreement with the Company on any matter relating to its accounting, operations, policies or practices.

Appointment of Executive Officer

Effective March 29, 2024, the Board appointed Mr. Aaron Green, to serve as Chief Executive Officer of the Company to fill the vacancy created by the retirement of Paul Casey. Mr. Green brings is a seasoned public company executive and healthcare IT leader, with more than 20 years of experience including an impressive track record of driving growth, leading business transformations and creating shareholder value. As President and CEO, Green will lead all facets of OneMedNet’s business involving its iRWD™ offering, including R&D, product, strategy, and sales across global markets. Under Mr. Green’s leadership, the Company has successfully added four new large strategic partners which nearly doubles OneMedNet’s clinical data Network in 2024 to-date, and has already contributed to growth in booking of 15% year-over-year. Mr. Green holds a Bachelor of Science in Biochemistry from the University of Victoria, British Columbia, a Systems Analyst Diploma from Royal Roads University, British Columbia, and an Executive MBA from the Wharton School of Business.

Appointment of Director

Effective March 29, 2024, the Board appointed Mr. Aaron Green, to serve as a member of the Board to fill the vacancy created by the retirement of Scott Holbrook and appointed Board member, Dr. Thomas Kosasa, to serve on the Company’s Audit Committee, also to fill the vacancy created by the retirement of Scott Holbrook.

There are no arrangements or understandings between Mr. Green and any other person, in each case, pursuant to which Mr. Green was appointed to serve on the Board. There are no family relationships between Mr. Green and any other director or executive officer of the Company and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Mr. Green. The description of the indemnification arrangements with OneMedNet’s directors and officers is contained in the Proxy Statement/Prospectus declared effective by the SEC on September 22, 2023 in the section titled “Management of the Company Following the Business Combination - Limitation on Liability and Indemnification of Officers and Directors” and “Management of the Company Following the Business Combination - Limitation on Liability and Indemnification Matters.”

Item 7.01 Regulation FD Disclosure.

On April 2, 2024, the Company issued a press release to announce the information set forth in Section 5.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Also on April 2, 2024, the Company issued a press release to announce the information set forth in Section 1.01 and Section 3.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press releases attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Minimum MVLS Requirement during the relevant compliance period or in the future, or otherwise meet Nasdaq compliance standards thereafter. The forward-looking statements contained in this Current Report on Form 8-K (this “Report”) speak only as of the date of this Report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Report, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement entered into as of March 28, 2024, by and between OneMedNet Corporation and each investor identified on the signature pages thereto.
10.2	Registration Rights Agreement dated as of March 28, 2024, by and among OneMedNet Corporation and each of the investors to the Securities Purchase Agreement.
10.3	Subscription Escrow Agreement effective March 28, 2024, by and among OneMedNet Corporation, each investor identified on the signature pages thereto, and Rimon, P.C., as the Escrow Agent.
99.1	Press Release dated April 2, 2024.
99.2	Press Release dated April 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMEDNET CORPORATION

Date: April 2, 2024
	By:	/s/ Aaron Green
	Name:	Aaron Green
	Title:	Chief Executive Officer